UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2021

CLEAN ENERGY FUELS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33480	33-0968580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4675 MacArthur Court, Suite 800 Newport Beach, CA	92660
(Address of Principal Executive Offices)	Zip Code

(949) 437-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	CLNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting (as defined below) of Clean Energy Fuels Corp. (the “Company”), the Company’s stockholders approved a proposal to amend the Company’s Restated Certificate of Incorporation to increase the number of shares of common stock the Company is authorized to issue from 304,000,000 to 454,000,000 (the “Authorized Share Increase”).

The Company’s Certificate of Amendment to its Restated Certificate of Incorporation (the “Certificate of Amendment”) was filed with the Secretary of State of the State of Delaware to effect the Authorized Share Increase on June 14, 2021.

The foregoing description of the Certificate of Amendment is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June  14, 2021, the Company held its 2021 annual meeting of stockholders (the “Annual Meeting”). The Company’s stockholders considered and voted on five proposals at the Annual Meeting and cast their votes on each such proposal as set forth below.

Proposal 1: The holders of the Company’s common stock elected nine director nominees to the Company’s Board of Directors, each to serve for a one-year term until the Company’s next annual meeting of stockholders and until his or her respective successor is duly elected and qualified or until his or her earlier resignation or removal. The results of the voting on Proposal 1 were as follows:

Name of Director	Votes For	Votes Withheld	Broker Non-Votes
Andrew J. Littlefair	121,095,077	2,960,415	34,945,349
Stephen A. Scully	120,584,159	3,471,333	34,945,349
Lizabeth Ardisana	116,491,116	7,564,376	34,945,349
Philippe Charleux	111,811,292	12,244,200	34,945,349
Thomas Maurisse	111,866,822	12,188,670	34,945,349
James C. Miller III	119,667,372	4,388,120	34,945,349
Kenneth M. Socha	108,560,771	15,494,721	34,945,349
Vincent C. Taormina	108,272,251	15,783,241	34,945,349
Parker A. Weil	118,280,678	5,774,814	34,945,349

Proposal 2: The holders of the Company’s common stock ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. The results of the voting on Proposal 2 were as follows:

Votes For:	154,633,117
Votes Against:	3,793,795
Votes Abstained:	573,929
Broker Non-Votes:	—

Proposal 3: The holders of the Company’s common stock approved, on an advisory, non-binding basis, the Company’s executive compensation. The results of the voting on Proposal 3 were as follows:

Votes For:	115,723,952
Votes Against:	6,512,571
Votes Abstained:	1,818,969
Broker Non-Votes:	34,945,349

Proposal 4: The holders of the Company’s common stock approved, for the purpose of complying with Nasdaq Listing Rule 5635(b), the issuance of shares of the Company’s common stock upon the exercise of a warrant issued by the Company to Amazon.com NV Investment Holdings LLC. The results of the voting on Proposal 4 were as follows:

Votes For:	121,252,881
Votes Against:	2,510,622
Votes Abstained:	291,989
Broker Non-Votes:	34,945,349

Proposal 5: The holders of the Company’s common stock approved the Certificate of Amendment to increase the number of shares of common stock the Company is authorized to issue from 304,000,000 to 454,000,000. The results of the voting on Proposal 5 were as follows:

Votes For:	148,220,537
Votes Against:	10,135,913
Votes Abstained:	644,391
Broker Non-Votes:	—

Item 9.01	Financial Statements And Exhibits.

(d)       Exhibits.

3.1	Certificate of Amendment to Restated Certificate of Incorporation, dated June 14, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2021	Clean Energy Fuels Corp.

	By:	/s/ Andrew J. Littlefair
Name: Andrew J. Littlefair
Title: President and Chief Executive Officer

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